UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2024

Lake Shore Bancorp, Inc.

(Exact name of Registrant as Specified in Its Charter)

United States	000-51821	20-4729288
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 East Fourth Street
Dunkirk, New York		14048
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 716 366-4070

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LSBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 25, 2024, Lake Shore Bancorp, Inc. (the “Company”) received the written approval from the Federal Reserve Bank of Philadelphia (the “Reserve Bank”) to pay a cash dividend of $0.18 per share to its stockholders. In addition, the Reserve Bank also issued a non-objection to Lake Shore, MHC (the “MHC”), the Company’s mutual holding company parent, to waive the MHC’s receipt of cash dividends on its common stock up to $0.72 per share during the twelve-month period ending April 2, 2025 (the “Dividend Waivers”). As the Company has previously disclosed, the MHC received the approval of its members (depositors of Lake Shore Savings Bank) for the Dividend Waivers on April 2, 2024.

On April 25, 2024, the Company’s Board of Directors declared a cash dividend of $0.18 per share on its outstanding common stock. The dividend is expected to be paid on May 10, 2024 to stockholders of record as of May 6, 2024.

The MHC which holds 3,636,875, or 64.0%, of the Company’s total outstanding common stock as of March 31, 2024, has elected to waive receipt of the dividend on its shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lake Shore Bancorp, Inc.

Date:	April 25, 2024	By:	/s/ Taylor M. Gilden
Taylor M. Gilden, Chief Financial Officer and Treasurer